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                                                                     EXHIBIT 5.2
                  [The Law Office of Ned J. Tonner Letterhead]
                             203 North Cullen Street
                            Rensselaer, Indiana 47978


                                February 26, 2003


Michael Weaver                            Iroquois Bio-Energy Company LLC
Lindquist &Vennum P.L.L.P.                6317 East 181st Avenue
4200 IDS Center                           Hebron, IN 46341-9302
80 South Eighth Street
Minneapolis, MN 55402-2274

      RE:   OPINION OF COUNSEL AS TO LEGALITY OF UNITS TO BE REGISTERED UNDER
THE SECURITIES ACT OF 1933 FOR IROQUOIS BIO-ENERGY COMPANY, LLC

Dear Sirs,

      This opinion is furnished in connection with the registration under the Securities Act of 1933 on Form SB-2 (the "Registration Statement") of 25,000,000 Units, no par value per unit, of Iroquois Bio-Energy Company, LLC, an Indiana limited liability company (the "Company').

      In connection with rendering this opinion, I have reviewed the following documents:

      1.  Order Certificate of Existence for the LLC
      2.  Co-op Articles of Incorporation & Bylaws
      3.  Co-op Resolution dated April 1, 2002 approving formation of LLC
      4.  LLC Certificate of Organization dated April 2, 2002
      5. Notice of Co-op Member meeting to vote on Plan of Reorganization (INCLUDES ORIGINAL OPERATING AGREEMENT AT EXHIBIT C)
      6.  Stand-alone copy of Operating Agreement
      7.  April 29, 2002 Minutes of Member Meeting
      8.  Certificate of Dissolution filed April 30, 2003
      9.  Bill of Sale, Assignment and Assumption Agreement dated April 30, 2002
      10. Confidential Private Placement Memorandum dated May 17, 2002
      11. Minutes of Board Meeting on May 9, 2002.
      12. Notice of Member Meeting held in September 26, 2002 approving
          Restated Operating Agreement
      13. Certificate of Proper Notice of Special Meeting and Certification of Membership Vote:
            o  Number of units attending
            o  Number of units approving
            o  Number of members in attendance an approving
      14. Resolutions effective October 17, 2002 approving Registration Statement on Form SB-2
      15. Certificate of Secretary re Resolutions approving Amendment No. 1 to Registration Statement
      16. Certificate of Secretary re Resolutions approving Amendment No. 2 to Registration Statement

      As counsel for the Company, it is my opinion under the limited liability company laws of the State of Indiana, based on my familiarity with the affairs of the Company and upon my examination of the above referenced documents, that the units to be offered will, when issued and paid for in accordance with the terms of the Registration Statement, be validly issued, fully paid and non-assessable Units of the Company.

      In connection with my examination, I have assumed that the signatures on all executed documents are genuine, all copies conform to the originals, and all certificates containing the facts are correct. In rendering this opinion, I have relied as to matters of fact upon various certificates from officers of the Company and other sources I believe are reliable.

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      The opinion set forth herein is given as of the date referenced above and is expressly limited to the matters as set forth herein. This opinion is being rendered to the Company and to Lindquist & Vennum P.L.L.P. solely to satisfy the requirement of the Securities and Exchange Commission as set forth in Item 601(a) and Item 601(b)(5)(i) of Regulation S-B under the Securities Act.

      By my signature affixed hereto, I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement with respect to the Units under the Securities Act of 1933 and to the reference to my firm in the Registration Statement.


                                                Very Truly Yours,

                                                /s/ Ned J. Tonner

                                                Ned J. Tonner